Exhibit 99.1

Heritage Commerce Corp Reports Record Earnings of $13.2 Million for the Fourth Quarter of 2018 and $35.3 Million for the Full Year of 2018

San Jose, CA — January 24, 2019 —  Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank” or “HBC”), today reported record profits for both the fourth quarter of 2018 and the full year of 2018, boosted by positive operating leverage from the acquisitions made in the second quarter of 2018, lower federal income taxes, a strong net interest margin, and solid credit quality.  Net income was $13.2 million, or $0.30 per average diluted common share for the fourth quarter of 2018, compared to $1.3 million, or $0.03 per average diluted common share for the fourth quarter of 2017, and $12.4 million, or $0.28 per average diluted common share for the third quarter of 2018.  For the year ended December  31, 2018, net income was  $35.3 million, or $0.84 per average diluted common share, compared to  $23.8 million, or $0.62 per average diluted common share, for the year ended December  31, 2017.

The Company acquired Tri-Valley Bank (“Tri-Valley”) and United American Bank (“United American”) in the second quarter of 2018.  Merger-related costs for the fourth quarter of 2018 and the year ended December 31, 2018 totaled $139,000 and $9.2 million, respectively, compared to $671,000 for both the fourth quarter of 2017 and the year ended December 31, 2017.  Earnings for both the fourth quarter of 2017 and the year ended December 31, 2017 were also impacted by a $7.1 million income tax expense adjustment due to the remeasurement of the Company’s net deferred tax assets (“DTA”). All results are unaudited.

“We generated excellent fourth quarter and full year 2018 financial results, fueled by an increase in net interest income of 25% for the fourth quarter of 2018, compared to the fourth quarter of 2017,  and 20% for the full year of 2018, compared to the full year of 2017.  For the fourth quarter of 2018, we also experienced a strong net interest margin of 4.42%, a return on average tangible equity of 20.08%, and an improved efficiency ratio of 47.78%,” said Walter Kaczmarek, President and Chief Executive Officer.  “The tax reform legislation enacted late last year has provided us with a lower corporate tax rate, which will continue to benefit us as we grow our franchise.”

“In 2018, total loans increased 19% and total deposits increased 6%, year-over-year,” added Mr. Kaczmarek.  “Credit quality is sound with nonperforming assets declining substantially from the preceding quarter.  A single large lending relationship paid down almost half of the outstanding loan balances which had been placed on nonaccrual, reducing the recorded investment of this lending relationship from $21.8 million at September 30, 2018 to $12.0 million at December 31, 2018.  This lending relationship accounts for 81% of the nonperforming loans at December 31, 2018.”

2018 Highlights (as of, or for the periods ended December 31, 2018, compared to December  31, 2017 and September  30, 2018, except as noted):

Operating Results:

♦

Diluted earnings per share were  $0.30 for the fourth quarter of 2018, compared to $0.03 for the fourth quarter of 2017, and $0.28 for the third quarter of 2018.   Diluted earnings per share totaled $0.84 for the year ended December 31, 2018, compared to $0.62 per diluted share for the year ended December 31, 2017.

♦

For the fourth quarter of 2018, the return on average tangible assets increased to 1.69%, and the return on average tangible equity increased to  20.08%, compared to 0.17% and 2.21%, respectively, for the fourth quarter of 2017, and 1.59% and 19.36%, respectively, for the third quarter of 2018.  The return on average tangible assets was 1.19%, and the return on average tangible equity was 14.41%, for the year ended December 31, 2018, compared to 0.88% and 10.98%, respectively, for the year ended December 31, 2017.

♦

Net interest income, before provision for loan losses, increased 25% to $33.1 million for the fourth quarter of 2018, compared to $26.4 million for the fourth quarter of 2017, and increased 2% from $32.5 million for the third quarter of 2018.  For the year ended December 31, 2018, net interest income increased 20% to $122.0 million, compared to $101.5 million for the year ended December 31, 2017.

•

For the fourth quarter of 2018, the fully tax equivalent (“FTE”) net interest margin improved 55 basis points to 4.42% from 3.87% for the fourth quarter of 2017, and improved 6 basis points from 4.36% for the third  quarter of 2018, primarily due to a  higher average balance of loans, an increase in the accretion of the loan purchase discount into loan interest income from the Tri-Valley and United American acquisitions, and the impact of increases in the prime rate and the rate on overnight funds.  The increase in the fourth quarter of 2018 compared to the third quarter of 2018 also benefited from an increase in the average balance of securities.

•

For the year ended December 31, 2018, the net interest margin increased 32 basis points to 4.31%, compared to 3.99% for the year ended December 31, 2017, primarily due to a higher average balance of loans and securities, an increase in the accretion of the loan purchase discount into loan interest income from the Tri-Valley and United American acquisitions, and the impact of increases in the prime rate and the rate on overnight funds.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	December 31, 2018			December 31, 2017
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,742,614	$23,053	5.25%	$1,430,666	$18,197	5.05%
Bay View Funding factored receivables	65,521	4,012	24.29%	50,827	3,271	25.53%
Residential mortgages	38,148	268	2.79%	45,277	310	2.72%
Purchased CRE loans	34,121	311	3.62%	37,465	332	3.52%
Loan credit mark / accretion	(6,783)	720	0.16%	(1,229)	124	0.03%
Total loans	$1,873,621	$28,364	6.01%	$1,563,006	$22,234	5.64%

•

The average yield on the total loan portfolio increased to 6.01% for the fourth quarter of 2018, compared to 5.64% for the fourth quarter of 2017, primarily due to increases in the prime rate, and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2018			September 30, 2018
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,742,614	$23,053	5.25%	$1,780,025	$23,374	5.21%
Bay View Funding factored receivables	65,521	4,012	24.29%	69,740	4,185	23.81%
Residential mortgages	38,148	268	2.79%	40,277	272	2.68%
Purchased CRE loans	34,121	311	3.62%	36,167	295	3.24%
Loan credit mark / accretion	(6,783)	720	0.16%	(7,418)	506	0.11%
Total loans	$1,873,621	$28,364	6.01%	$1,918,791	$28,632	5.92%

•

The average yield on the total loan portfolio increased to 6.01% for the fourth quarter of 2018, compared to 5.92% for the third quarter of 2018,  primarily due to increases in the prime rate, and an increase in the accretion of the loan purchase discount into loan interest income from the acquisitions.

	For the Year Ended			For the Year Ended
	December 31, 2018			December 31, 2017
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$1,670,065	$86,610	5.19%	$1,402,628	$71,011	5.06%
Bay View Funding factored receivables	59,220	14,698	24.82%	45,794	11,884	25.95%
Residential mortgages	40,998	1,118	2.73%	48,266	1,294	2.68%
Purchased CRE loans	36,080	1,257	3.48%	36,807	1,292	3.51%
Loan credit mark / accretion	(5,348)	1,952	0.12%	(1,573)	865	0.06%
Total loans	$1,801,015	$105,635	5.87%	$1,531,922	$86,346	5.64%

•

The average yield on the total loan portfolio increased to 5.87% for the year ended December 31, 2018, compared to 5.64% for the year ended December 31, 2017, primarily due to increases in the prime rate, and an increase in accretion of the loan purchase discount into loan interest income from the acquisitions.

•

The total purchase discount on loans from Focus Business Bank (“Focus”) loan portfolio was $5.4 million on the acquisition date of August 20, 2015, of which $657,000 remains outstanding as of December  31, 2018.  The total purchase discount on loans from Tri-Valley loan portfolio was $2.6 million on the acquisition date of April 6, 2018, of which $2.2 million remains

outstanding as of December  31, 2018.    The total purchase discount on loans from United American loan portfolio was $4.7 million on the acquisition date of May 4, 2018, of which $3.6 million remains outstanding as of December  31, 2018.

♦

The cost of total deposits was 0.25% for the fourth quarter of 2018, compared to 0.17% for the fourth quarter of 2017 and 0.23% for the third quarter of 2018. The total cost of deposits was 0.21% for the year ended December 31, 2018,  compared to 0.17% for the year ended December 31, 2017.

♦

There was a $142,000 provision for loan losses for the fourth quarter of 2018, compared to a credit to the provision for loan losses of ($291,000) for the fourth quarter of 2017, and a credit to the provision for loan losses of ($425,000) for the third quarter of 2018.  There was a $7.4 million provision for loan losses for the year ended December 31, 2018, compared to a provision for loan losses of $99,000 for the year ended December 31, 2017.  The increase in the provision for loan losses for the year ended December 31, 2018, compared to the year ended December 31, 2017, was primarily due to a single large lending relationship that was placed on nonaccrual during the second quarter of 2018.

♦

Total noninterest income decreased to $2.4 million for the fourth quarter of 2018, compared to $2.6 million for the fourth quarter of 2017, primarily due to a lower gain on sales of Small Business Administration (“SBA”) loans, a lower increase in cash surrender value of life insurance, and lower servicing income, partially offset by higher service charges and fees on deposit accounts.  Noninterest income increased from $2.2 million for the third quarter of 2018, primarily due to higher termination fees at Bay View Funding and asset-based lending fees included in other noninterest income during the fourth quarter of 2018.

•

For the year ended December 31, 2018, noninterest income remained relatively flat at $9.6 million, compared to the year ended December 31, 2017.  The Company received $1.3 million in proceeds from a legal settlement during the second quarter of 2018, of which $377,000 was recorded in other noninterest income, and $922,000 was credited to professional fees for recaptured legal fees previously paid by the Company.  The proceeds from a legal settlement during the second quarter of 2018, higher service charges and fees on deposit accounts and gain on sales of securities, were offset by a lower increase in cash surrender value of life insurance proceeds, servicing income, and gain on sale of SBA loans for the year ended December 31, 2018, compared to the year ended December 31, 2017.

♦

Total noninterest expense for the fourth quarter of 2018 was $16.9 million, compared to $15.3 million for the fourth quarter of 2017 and $17.7 million the third quarter of 2018.  Noninterest expense for the year ended December 31, 2018 was $75.5 million, compared to $60.7 million for the year ended December 31, 2017. The increase in noninterest expense for the year ended December 31, 2018, compared to the year ended December 31, 2017, was primarily due to costs related to the merger transactions and higher salaries and employee benefits as a result of annual salary increases, and additional employees and operating costs of the Tri-Valley and United American acquisitions, partially offset by lower professional fees.  The decrease in noninterest expense for the fourth quarter of 2018, compared to the third quarter of 2018, was primarily due to lower employee benefits expense.

•

Professional fees decreased to  $2.0 million for the year ended December 31, 2018, compared to $3.0 million for the year ended December 31, 2017, primarily due to the recovery of $922,000 of professional fees from a legal settlement in the second quarter of 2018.

•	Full time equivalent employees were 302 at December 31, 2018, 278 at December 31, 2017, and 296 at September 30, 2018.

♦

The efficiency ratio for the fourth quarter of 2018 was 47.78%, compared to 52.82% for the fourth quarter of 2017, and 51.15% for the third quarter of 2018.  The efficiency ratio for the year ended December 31, 2018 was 57.39%, compared to 54.65% for the year ended December 31, 2017.

♦

The Tax Cuts and Jobs Act (the “Tax Act”) was signed into law on December 22, 2017, which among other items reduced the federal corporate tax rate to 21% from 35%, effective January 1, 2018.  The enactment of the Tax Act caused our net DTA to be revalued at the new lower tax rate with resulting tax effects accounted for in the reporting period of enactment. The Company performed an analysis and determined the value of the net DTA was reduced by $7.1 million, which was recognized as a one-time, non-cash, incremental income tax expense for the fourth quarter of 2017.

•

The income tax expense for the fourth quarter of 2018 was $5.1 million, compared to income tax expense of $12.7 million for the fourth quarter of 2017, and an income tax expense of $5.0 million for the third quarter of 2018.  The effective tax rate for the fourth quarter of 2018 decreased to 28.0%, compared to 91.0% for the fourth quarter of 2017, primarily due to a lower federal corporate tax rate for the fourth quarter of 2018 and the $7.1 million DTA adjustment in the fourth quarter of 2017.  The effective tax rate for the third quarter of 2018 was 28.7%.

•

Income tax expense for the year ended December 31, 2018 was $13.3 million, compared to $26.5 million for the year ended December 31, 2017. The effective tax rate for the year ended December 31, 2018 was 27.4%, compared to 52.6% for the year ended December 31, 2017, primarily due to a lower federal corporate tax rate for the year ended December 31, 2018 and the $7.1 million DTA adjustment in the fourth quarter of 2017.

•

The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% for the fourth quarter of 2018 and the year ended December 31, 2018, and 42% for the fourth quarter of 2017 and the year ended December 31, 2017, is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships (net of low income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

♦

Total assets increased 9% to $3.10 billion at December 31, 2018, compared to $2.84 billion at December 31, 2017, primarily due to the Tri-Valley and United American acquisitions.  As of December 31, 2018, Tri-Valley added $112.1 million in loans and $82.6 million in deposits.  As of December 31, 2018, United American added $199.1 million in loans and $217.6 million in deposits.  Total assets decreased 3% from $3.19 billion at September 30, 2018.

♦

Securities available-for-sale, at fair value, totaled $459.0 million at December 31, 2018, compared to $391.9 million at December 31, 2017, and $319.1 million at September 30, 2018.  At December 31, 2018, the Company’s securities available-for-sale portfolio was comprised of $302.9 million agency mortgage-backed securities (all issued by U.S. Government sponsored entities), $148.7 million U.S. Treasury, and $7.4 million U.S. Government sponsored entities debt securities. The pre-tax unrealized loss on securities available-for-sale at December 31, 2018 was ($7.7) million, compared to a pre-tax unrealized loss on securities available-for-sale of ($1.5) million at December 31, 2017, and a pre-tax unrealized loss on securities available-for-sale of ($12.7) million at September 30, 2018.  All other factors remaining the same, when market interest rates are rising, the Company will experience a lower unrealized gain (or a higher unrealized loss) on the securities portfolio. During the fourth quarter of 2018, the Company purchased $147.6 million of US Treasury securities available-for-sale, with a weighted average book yield of 2.82%, and a weighted average duration of 2.25 years.

♦

At December 31, 2018, securities held-to-maturity, at amortized cost, totaled $377.2 million, compared to $398.3 million at December 31, 2017, and $375.7 million at September 30, 2018.  At December 31, 2018, the Company’s securities held-to-maturity portfolio was comprised of $291.2 million agency mortgage-backed securities, and $86.0 million tax-exempt municipal bonds. During the fourth quarter of 2018, the Company purchased $14.6 million of agency mortgage-backed securities held-to-maturity, with a weighted average book yield of 3.74%, and a weighted average duration of 6.58 years.

♦

The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	December 31, 2018		September 30, 2018		December 31, 2017
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$597,763	32%	$600,594	31%	$573,296	36%
Real estate:
CRE	994,067	52%	988,491	52%	772,867	49%
Land and construction	122,358	6%	131,548	7%	100,882	6%
Home equity	109,112	6%	116,657	6%	79,176	5%
Residential mortgages	50,979	3%	52,441	3%	44,561	3%
Consumer	12,453	1%	9,932	1%	12,395	1%
Total Loans	1,886,732	100%	1,899,663	100%	1,583,177	100%
Deferred loan fees, net	(327)	—	(276)	—	(510)	—
Loans, net of deferred fees	$1,886,405	100%	$1,899,387	100%	$1,582,667	100%

•

Loans, excluding loans held-for-sale, increased $303.7 million, or 19%, to $1.89 billion at December 31, 2018, compared to $1.58 billion at December 31, 2017, which included $199.1 million in loans from United American, $112.1 million in loans from Tri-Valley, and an increase of $3.1 million in the Company’s legacy portfolio, partially offset by a decrease of $7.0 million in purchased residential mortgage loans, and a decrease of $3.6 million of purchased commercial real estate (“CRE”) loans. Loans, excluding loans held-for-sale, declined (1%) to $1.89 billion at December 31, 2018, compared to $1.90 billion September 30, 2018, primarily due to payoffs in the land and construction and home equity loan portfolios.

•

The commercial loan portfolio increased $24.5 million to $597.8 million at December 31, 2018, from $573.3 million at December 31, 2017, which included $17.8 million of loans added from United American, and $9.2 million of loans added from Tri-Valley, partially offset by a decrease of $2.6 million in the Company’s legacy portfolio.  The commercial loan portfolio decreased $2.8 million from $600.6 million at September 30, 2018. C&I line usage was 36% at December 31, 2018, compared to 37% at December 31, 2017, and 36% at September 30, 2018.

•

The CRE loan portfolio increased $221.2 million, or 29%, to $994.1 million at December 31, 2018, compared to $772.9 million at December 31, 2017, which included $133.8 million of loans added from United American, $90.7 million of loans added from Tri-Valley, partially offset by a decrease of $3.6 million in purchased CRE loans.  The CRE loan portfolio increased $5.6 million from $988.5 million at September 30, 2018.  At December 31, 2018, 40% of the CRE loan portfolio was secured by owner-occupied real estate.

•

Land and construction loans increased $21.5 million, or 21%, to $122.4 million at December 31, 2018, compared to $100.9 million at December 31, 2017, primarily due to organic growth of $17.5 million, and $4.0 million of loans added from United American.  Land and construction loans decreased $9.2 million, or (7%), from $131.5 million at September 30, 2018.

•

Home equity lines of credit increased $29.9 million, or 38%, to $109.1 million at December 31, 2018, compared to $79.2 million at December 31, 2017, which included $29.5 million of loans added from United American, and $12.2 million of loans added from Tri-Valley, partially offset by a decrease of $11.7 million in the Company’s legacy portfolio.  Home equity lines of credit decreased $7.5 million, from $116.7 million at September 30, 2018.

•

Residential mortgage loans increased $6.4 million, or 14%, to $51.0 million at December 31, 2018, compared to $44.6 million at December 31, 2017, primarily due to $13.4 million of loans added from United American, partially offset by a $7.0 million decrease in purchased residential mortgage loans.  Residential mortgage loans decreased $1.5 million, from $52.4 million at September 30, 2018.

♦	The following table summarizes the allowance for loan losses (“ALLL”) for the periods indicated:

	For the Quarter Ended			For the Year Ended
ALLOWANCE FOR LOAN LOSSES	December 31,	September 30,	December 31,	December 31,	December 31,
(in $000’s, unaudited)	2018	2018	2017	2018	2017
Balance at beginning of period	$27,426	$26,664	$19,748	$19,658	$19,089
Charge-offs during the period	(166)	(744)	(60)	(2,026)	(2,239)
Recoveries during the period	446	1,931	261	2,795	2,709
Net recoveries during the period	280	1,187	201	769	470
Provision (credit) for loan losses during the period	142	(425)	(291)	7,421	99
Balance at end of period	$27,848	$27,426	$19,658	$27,848	$19,658

Total loans, net of deferred fees	$1,886,405	$1,899,387	$1,582,667	$1,886,405	$1,582,667
Total nonperforming loans	$14,887	$24,715	$2,485	$14,887	$2,485
Allowance for loan losses to total loans	1.48%	1.44%	1.24%	1.48%	1.24%
Allowance for loan losses to total nonperforming loans	187.06%	110.97%	791.07%	187.06%	791.07%

•

The ALLL was 1.48% of total loans at December  31, 2018, compared to 1.24% at December 31, 2017, and 1.44% at September 30, 2018.  The ALLL to total nonperforming loans decreased to 187.06% at December  31, 2018, compared to 791.07% at December 31, 2017,  primarily due to a  single large lending relationship that was placed on nonaccrual during the second quarter of 2018.    The ALLL to total nonperforming loans was 110.97% at September 30, 2018.

•	Net recoveries totaled $280,000 for the fourth quarter of 2018, compared to net recoveries of $201,000 for the fourth quarter of 2017, and net recoveries of $1.2 million for the third quarter of 2018.

♦

♦	The following is a breakout of nonperforming assets (“NPAs”) at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	December 31, 2018		September 30, 2018		December 31, 2017
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Commercial and industrial loans	$8,062	54%	$17,134	69%	$1,084	44%
CRE loans	5,094	34%	5,639	23%	501	20%
Restructured and loans over 90 days past due and still accruing	1,188	8%	1,373	6%	235	9%
Home equity and consumer loans	326	2%	342	1%	380	15%
SBA loans	217	2%	227	1%	166	7%
Land and construction loans	—	—	—	—	119	5%
Total nonperforming assets	$14,887	100%	$24,715	100%	$2,485	100%

•

Total NPAs were  $14.9 million, or 0.48% of total assets, at December 31, 2018, compared to $2.5 million, or 0.09% of total assets, at December 31, 2017, and $24.7 million, or 0.77% of total assets, at September 30, 2018.  The increase in NPAs at December 31, 2018, compared to December 31, 2017, was primarily due to a  single large lending relationship that was placed on nonaccrual during the second quarter of 2018.  The decrease in NPAs at December 31, 2018, compared to September 30, 2018, was primarily due to a reduction in loans outstanding of the single large lending relationship.  At December 31, 2018, the recorded investment of this lending relationship was $12.0 million, compared to $21.8 million at September 30, 2018.  The Company had a $6.7 million specific loan loss reserve allocated for this lending relationship at December 31, 2018, compared to a $7.0 million specific loan loss reserve at September 30, 2018.  There were no foreclosed assets at December 31, 2018, December 31, 2017, or September 30, 2018.

•

Classified assets were $23.4 million, or 0.76% of total assets, at December 31, 2018, compared to $25.1 million, or 0.88% of total assets, at December 31, 2017, and $30.5 million, 0.96% of total assets, at September 30, 2018.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	December 31, 2018		September 30, 2018		December 31, 2017
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,021,582	39%	$1,081,846	39%	$989,753	40%
Demand, interest-bearing	702,000	27%	670,624	24%	601,929	24%
Savings and money market	754,277	28%	828,297	30%	684,131	27%
Time deposits — under $250	58,661	2%	68,194	3%	51,710	2%
Time deposits — $250 and over	86,114	3%	84,763	3%	138,634	6%
CDARS — interest-bearing demand,
money market and time deposits	14,898	1%	11,575	1%	16,832	1%
Total deposits	$2,637,532	100%	$2,745,299	100%	$2,482,989	100%

•

Total deposits increased $154.5 million, or 6%, to $2.64 billion at December 31, 2018, compared to $2.48 billion at December 31, 2017, which included $217.6 million in deposits from United American, $82.6 million in deposits from Tri-Valley, a decrease of $65.1 million in State of California certificates of deposit due to maturity, and a decrease of $80.5 million, or (3%), in the Company’s legacy deposits, which was principally attributable to three deposit-only relationships totaling approximately $95 million.  Total deposits decreased $107.8 million, or (4%), from $2.75 billion at September 30, 2018, which was primarily due to the same reason referenced above.

•

Deposits, excluding all time deposits and CDARS deposits, increased $202.0 million, or 9%, to $2.48 billion at December  31, 2018, compared to $2.28 billion at December  31, 2017, which included $195.8 million of deposits added from United American, $75.5 million of deposits added from Tri-Valley, partially offset by a decrease of $69.3 million, or (3%), in the Company’s legacy deposits.  Deposits, excluding all time deposits and CDARS deposits, at December 31, 2018 decreased $102.9 million, or (4%), compared to $2.58 billion at September 30, 2018.

•

Time deposits of $250,000 and over decreased $52.5 million, or (38%), to $86.1 million at December 31, 2018, compared to $138.6 million at December 31, 2017, which included the maturity of $65.1 million of State of California certificates of deposits, partially offset by $9.6 million of deposits added from United American, and $2.8 million of deposits added from Tri-Valley.  Time deposits of $250,000 and over at December 31, 2018 increased $1.4 million, or 2%, compared to $84.8 million at September 30, 2018.

♦

♦

The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at December  31, 2018, as reflected in the following table:

			Well-capitalized	Fully Phased-in
			Financial	Basel III
			Institution	Minimum
	Heritage	Heritage	Basel III	Requirement (1)
	Commerce	Bank of	Regulatory	Effective
CAPITAL RATIOS	Corp	Commerce	Guidelines	January 1, 2019
Total Risk-Based	15.0%	14.0%	10.0%	10.5%
Tier 1 Risk-Based	12.0%	12.8%	8.0%	8.5%
Common Equity Tier 1 Risk-Based	12.0%	12.8%	6.5%	7.0%
Leverage	8.9%	9.4%	5.0%	4.0%

(1)	Fully phased in Basel III requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2018	2018	2017
Unrealized loss on securities available-for-sale	$(5,412)	$(8,980)	$(857)
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	343	350	305
Split dollar insurance contracts liability	(3,722)	(3,740)	(3,691)
Supplemental executive retirement plan liability	(3,995)	(5,417)	(4,552)
Reclassification due to the effects of the Tax Act	—	—	(1,019)
Unrealized gain on interest-only strip from SBA loans	405	614	562
Total accumulated other comprehensive loss	$(12,381)	$(17,173)	$(9,252)

♦

Tangible equity increased to $271.7 million at December 31, 2018, compared to $220.0 million at December 31, 2017, primarily due to the Tri-Valley and United American acquisitions.  Tangible equity was $257.2 million at September 30, 2018.  Tangible book value per share was $6.28 at December 31, 2018, compared to $5.76 at December 31, 2017, and $5.94 at September 30, 2018.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Redwood City, San Jose, San Mateo,  Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara, CA and provides business-essential working capital factoring financing to various industries throughout the United States.  For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results.  Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where are borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for loan losses and the Company’s provision for loan losses; (12) increased capital requirements  for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit,  and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) the potential increase in reserves and allowance for loan loss as a result of the transition to the current expected credit loss standard (“CECL”) established by the Financial Accounting Standards Board to account for expected credit losses; (18) possible impairment of our goodwill and other intangible assets; (19) possible  adjustment of the valuation of our deferred tax assets; (20) expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, deposit attrition, customer loss; (21) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (22) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (23) risks of loss of funding of Small Business Administration or SBA loan programs, or changes in those programs; (24) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities , accounting and tax matters; (25) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (26) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (27) costs and effects of legal and regulatory developments, including resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (28) availability of and competition for acquisition opportunities; (29) risks resulting from domestic terrorism; (30) risks of natural disasters (including earthquakes) and other events beyond our control; (31) effect of the recent federal government shutdown on our SBA program; and (32) our success in managing the risks involved in the foregoing factors.

Member FDIC

	For the Quarter Ended:			Percent Change From:		For the Year Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	December 31,	September 30,	December 31,	December 31,	December 31,	Percent
(in $000’s, unaudited)	2018	2018	2017	2018	2017	2018	2017	Change
Interest income	$35,378	$34,610	$28,152	2%	26%	$129,845	$106,911	21%
Interest expense	2,318	2,159	1,708	7%	36%	7,822	5,387	45%
Net interest income before provision
for loan losses	33,060	32,451	26,444	2%	25%	122,023	101,524	20%
Provision (credit) for loan losses	142	(425)	(291)	133%	149%	7,421	99	7396%
Net interest income after provision
for loan losses	32,918	32,876	26,735	0%	23%	114,602	101,425	13%
Noninterest income:
Service charges and fees on deposit accounts	1,132	1,107	821	2%	38%	4,113	3,231	27%
Increase in cash surrender value of
life insurance	229	216	407	6%	(44)%	1,045	1,666	(37)%
Servicing income	176	163	237	8%	(26)%	709	973	(27)%
Gain on sales of SBA loans	147	236	473	(38)%	(69)%	698	1,108	(37)%
Gain (loss) on sales of securities	—	—	—	N/A	N/A	266	(6)	4533%
Other	709	484	626	46%	13%	2,743	2,640	4%
Total noninterest income	2,393	2,206	2,564	8%	(7)%	9,574	9,612	0%
Noninterest expense:
Salaries and employee benefits	9,699	10,719	9,263	(10)%	5%	45,001	37,029	22%
Occupancy and equipment	1,484	1,559	1,152	(5)%	29%	5,411	4,578	18%
Professional fees	853	721	543	18%	57%	1,969	2,982	(34)%
Other	4,905	4,729	4,364	4%	12%	23,140	16,149	43%
Total noninterest expense	16,941	17,728	15,322	(4)%	11%	75,521	60,738	24%
Income before income taxes	18,370	17,354	13,977	6%	31%	48,655	50,299	(3)%
Income tax expense	5,138	4,979	12,719	3%	(60)%	13,324	26,471	(50)%
Net income	$13,232	$12,375	$1,258	7%	952%	$35,331	$23,828	48%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.31	$0.29	$0.03	7%	933%	$0.85	$0.63	35%
Diluted earnings per share	$0.30	$0.28	$0.03	7%	900%	$0.84	$0.62	35%
Weighted average shares outstanding - basic	43,079,470	43,230,016	38,200,325	0%	13%	41,469,211	38,095,250	9%
Weighted average shares outstanding - diluted	43,691,222	43,731,370	38,742,454	0%	13%	42,182,939	38,610,815	9%
Common shares outstanding at period-end	43,288,750	43,271,676	38,200,883	0%	13%	43,288,750	38,200,883	13%
Dividend per share	$0.11	$0.11	$0.10	0%	10%	$0.44	$0.40	10%
Book value per share	$8.49	$8.17	$7.10	4%	20%	$8.49	$7.10	20%
Tangible book value per share	$6.28	$5.94	$5.76	6%	9%	$6.28	$5.76	9%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	14.68%	14.03%	1.80%	5%	716%	10.79%	8.86%	22%
Annualized return on average tangible equity	20.08%	19.36%	2.21%	4%	809%	14.41%	10.98%	31%
Annualized return on average assets	1.64%	1.54%	0.17%	6%	865%	1.16%	0.86%	35%
Annualized return on average tangible assets	1.69%	1.59%	0.17%	6%	894%	1.19%	0.88%	35%
Net interest margin (fully tax equivalent)	4.42%	4.36%	3.87%	1%	14%	4.31%	3.99%	8%
Efficiency ratio	47.78%	51.15%	52.82%	(7)%	(10)%	57.39%	54.65%	5%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,208,177	$3,193,139	$2,925,001	0%	10%	$3,055,636	$2,755,618	11%
Average tangible assets	$3,112,065	$3,096,703	$2,873,576	0%	8%	$2,973,238	$2,703,686	10%
Average earning assets	$2,980,207	$2,965,926	$2,743,706	0%	9%	$2,844,350	$2,575,869	10%
Average loans held-for-sale	$5,435	$7,076	$4,030	(23)%	35%	$4,084	$4,634	(12)%
Average total loans	$1,868,186	$1,911,715	$1,558,976	(2)%	20%	$1,796,931	$1,527,288	18%
Average deposits	$2,752,120	$2,749,026	$2,550,500	0%	8%	$2,633,287	$2,405,717	9%
Average demand deposits - noninterest-bearing	$1,107,813	$1,071,638	$1,002,808	3%	10%	$1,029,860	$944,275	9%
Average interest-bearing deposits	$1,644,307	$1,677,388	$1,547,692	(2)%	6%	$1,603,427	$1,461,442	10%
Average interest-bearing liabilities	$1,683,790	$1,716,813	$1,586,940	(2)%	6%	$1,642,803	$1,484,783	11%
Average equity	$357,505	$349,971	$277,535	2%	29%	$327,557	$268,890	22%
Average tangible equity	$261,393	$253,535	$226,110	3%	16%	$245,159	$216,958	13%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2018	2018	2018	2018	2017
Interest income	$35,378	$34,610	$31,980	$27,877	$28,152
Interest expense	2,318	2,159	1,816	1,529	1,708
Net interest income before provision
for loan losses	33,060	32,451	30,164	26,348	26,444
Provision (credit) for loan losses	142	(425)	7,198	506	(291)
Net interest income after provision
for loan losses	32,918	32,876	22,966	25,842	26,735
Noninterest income:
Service charges and fees on deposit accounts	1,132	1,107	972	902	821
Increase in cash surrender value of
life insurance	229	216	237	363	407
Servicing income	176	163	189	181	237
Gain on sales of SBA loans	147	236	80	235	473
Gain (loss) on sales of securities	—	—	179	87	—
Other	709	484	1,123	427	626
Total noninterest income	2,393	2,206	2,780	2,195	2,564
Noninterest expense:
Salaries and employee benefits	9,699	10,719	14,806	9,777	9,263
Occupancy and equipment	1,484	1,559	1,262	1,106	1,152
Professional fees	853	721	(289)	684	543
Other	4,905	4,729	9,083	4,423	4,364
Total noninterest expense	16,941	17,728	24,862	15,990	15,322
Income before income taxes	18,370	17,354	884	12,047	13,977
Income tax expense (benefit)	5,138	4,979	(31)	3,238	12,719
Net income	$13,232	$12,375	$915	$8,809	$1,258

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.31	$0.29	$0.02	$0.23	$0.03
Diluted earnings per share	$0.30	$0.28	$0.02	$0.23	$0.03
Weighted average shares outstanding - basic	43,079,470	43,230,016	41,925,616	38,240,495	38,200,325
Weighted average shares outstanding - diluted	43,691,222	43,731,370	42,508,674	38,814,722	38,742,454
Common shares outstanding at period-end	43,288,750	43,271,676	43,222,184	38,269,789	38,200,883
Dividend per share	$0.11	$0.11	$0.11	$0.11	$0.10
Book value per share	$8.49	$8.17	$8.01	$7.08	$7.10
Tangible book value per share	$6.28	$5.94	$5.77	$5.75	$5.76

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	14.68%	14.03%	1.11%	13.22%	1.80%
Annualized return on average tangible equity	20.08%	19.36%	1.49%	16.30%	2.21%
Annualized return on average assets	1.64%	1.54%	0.12%	1.29%	0.17%
Annualized return on average tangible assets	1.69%	1.59%	0.12%	1.31%	0.17%
Net interest margin (fully tax equivalent)	4.42%	4.36%	4.30%	4.13%	3.87%
Efficiency ratio	47.78%	51.15%	75.47%	56.02%	52.82%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$3,208,177	$3,193,139	$3,046,566	$2,768,318	$2,925,001
Average tangible assets	$3,112,065	$3,096,703	$2,961,335	$2,717,152	$2,873,576
Average earning assets	$2,980,207	$2,965,926	$2,826,786	$2,598,954	$2,743,706
Average loans held-for-sale	$5,435	$7,076	$3,410	$3,246	$4,030
Average total loans	$1,868,186	$1,911,715	$1,835,001	$1,565,343	$1,558,976
Average deposits	$2,752,120	$2,749,026	$2,622,580	$2,404,327	$2,550,500
Average demand deposits - noninterest-bearing	$1,107,813	$1,071,638	$991,902	$945,848	$1,002,808
Average interest-bearing deposits	$1,644,307	$1,677,388	$1,630,678	$1,458,479	$1,547,692
Average interest-bearing liabilities	$1,683,790	$1,716,813	$1,670,033	$1,497,717	$1,586,940
Average equity	$357,505	$349,971	$331,210	$270,339	$277,535
Average tangible equity	$261,393	$253,535	$245,979	$219,173	$226,110

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2018	2018	2017	2018	2017
ASSETS
Cash and due from banks	$30,273	$40,831	$31,681	(26)%	(4)%
Other investments and interest-bearing deposits
in other financial institutions	134,295	340,198	284,541	(61)%	(53)%
Securities available-for-sale, at fair value	459,043	319,071	391,852	44%	17%
Securities held-to-maturity, at amortized cost	377,198	375,732	398,341	0%	(5)%
Loans held-for-sale - SBA, including deferred costs	2,649	6,344	3,419	(58)%	(23)%
Loans:
Commercial	597,763	600,594	573,296	0%	4%
Real estate:
CRE	994,067	988,491	772,867	1%	29%
Land and construction	122,358	131,548	100,882	(7)%	21%
Home equity	109,112	116,657	79,176	(6)%	38%
Residential mortgages	50,979	52,441	44,561	(3)%	14%
Consumer	12,453	9,932	12,395	25%	0%
Loans	1,886,732	1,899,663	1,583,177	(1)%	19%
Deferred loan fees, net	(327)	(276)	(510)	18%	(36)%
Total loans, net of deferred fees	1,886,405	1,899,387	1,582,667	(1)%	19%
Allowance for loan losses	(27,848)	(27,426)	(19,658)	2%	42%
Loans, net	1,858,557	1,871,961	1,563,009	(1)%	19%
Company-owned life insurance	61,859	61,630	60,814	0%	2%
Premises and equipment, net	7,137	7,246	7,353	(2)%	(3)%
Goodwill	83,753	83,752	45,664	0%	83%
Other intangible assets	12,007	12,614	5,589	(5)%	115%
Accrued interest receivable and other assets	69,791	73,531	51,189	(5)%	36%
Total assets	$3,096,562	$3,192,910	$2,843,452	(3)%	9%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,021,582	$1,081,846	$989,753	(6)%	3%
Demand, interest-bearing	702,000	670,624	601,929	5%	17%
Savings and money market	754,277	828,297	684,131	(9)%	10%
Time deposits-under $250	58,661	68,194	51,710	(14)%	13%
Time deposits-$250 and over	86,114	84,763	138,634	2%	(38)%
CDARS - money market and time deposits	14,898	11,575	16,832	29%	(11)%
Total deposits	2,637,532	2,745,299	2,482,989	(4)%	6%
Subordinated debt, net of issuance costs	39,369	39,322	39,183	0%	0%
Accrued interest payable and other liabilities	52,195	54,723	50,041	(5)%	4%
Total liabilities	2,729,096	2,839,344	2,572,213	(4)%	6%

Shareholders’ Equity:
Common stock	300,844	300,208	218,355	0%	38%
Retained earnings	79,003	70,531	62,136	12%	27%
Accumulated other comprehensive loss	(12,381)	(17,173)	(9,252)	28%	(34)%
Total Shareholders' Equity	367,466	353,566	271,239	4%	35%
Total liabilities and shareholders’ equity	$3,096,562	$3,192,910	$2,843,452	(3)%	9%

	End of Period:
CONSOLIDATED BALANCE SHEETS	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2018	2018	2018	2018	2017
ASSETS
Cash and due from banks	$30,273	$40,831	$46,340	$30,454	$31,681
Other investments and interest-bearing deposits
in other financial institutions	134,295	340,198	177,448	271,535	284,541
Securities available-for-sale, at fair value	459,043	319,071	335,923	344,766	391,852
Securities held-to-maturity, at amortized cost	377,198	375,732	388,603	395,274	398,341
Loans held-for-sale - SBA, including deferred costs	2,649	6,344	5,745	2,859	3,419
Loans:
Commercial	597,763	600,594	609,468	572,790	573,296
Real estate:
CRE	994,067	988,491	1,030,884	775,547	772,867
Land and construction	122,358	131,548	128,891	113,470	100,882
Home equity	109,112	116,657	121,278	76,087	79,176
Residential mortgages	50,979	52,441	54,367	42,868	44,561
Consumer	12,453	9,932	12,060	10,958	12,395
Loans	1,886,732	1,899,663	1,956,948	1,591,720	1,583,177
Deferred loan fees, net	(327)	(276)	(315)	(519)	(510)
Total loans, net of deferred fees	1,886,405	1,899,387	1,956,633	1,591,201	1,582,667
Allowance for loan losses	(27,848)	(27,426)	(26,664)	(20,139)	(19,658)
Loans, net	1,858,557	1,871,961	1,929,969	1,571,062	1,563,009
Company-owned life insurance	61,859	61,630	61,414	61,177	60,814
Premises and equipment, net	7,137	7,246	7,355	7,203	7,353
Goodwill	83,753	83,752	84,417	45,664	45,664
Other intangible assets	12,007	12,614	12,293	5,348	5,589
Accrued interest receivable and other assets	69,791	73,531	73,700	50,206	51,189
Total assets	$3,096,562	$3,192,910	$3,123,207	$2,785,548	$2,843,452

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,021,582	$1,081,846	$1,002,053	$975,846	$989,753
Demand, interest-bearing	702,000	670,624	683,805	621,402	601,929
Savings and money market	754,277	828,297	827,304	688,217	684,131
Time deposits-under $250	58,661	68,194	72,030	49,861	51,710
Time deposits-$250 and over	86,114	84,763	81,379	71,446	138,634
CDARS - money market and time deposits	14,898	11,575	17,048	15,420	16,832
Total deposits	2,637,532	2,745,299	2,683,619	2,422,192	2,482,989
Subordinated debt, net of issuance costs	39,369	39,322	39,275	39,229	39,183
Accrued interest payable and other liabilities	52,195	54,723	54,044	53,136	50,041
Total liabilities	2,729,096	2,839,344	2,776,938	2,514,557	2,572,213

Shareholders’ Equity:
Common stock	300,844	300,208	299,224	219,208	218,355
Retained earnings	79,003	70,531	62,911	66,739	62,136
Accumulated other comprehensive loss	(12,381)	(17,173)	(15,866)	(14,956)	(9,252)
Total Shareholders' Equity	367,466	353,566	346,269	270,991	271,239
Total liabilities and shareholders’ equity	$3,096,562	$3,192,910	$3,123,207	$2,785,548	$2,843,452

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	December 31,	September 30,	December 31,	September 30,	December 31,
(in $000’s, unaudited)	2018	2018	2017	2018	2017
Nonaccrual loans - held-for-investment	$13,699	$23,342	$2,250	(41)%	509%
Restructured and loans over 90 days past due
and still accruing	1,188	1,373	235	(13)%	406%
Total nonperforming loans	14,887	24,715	2,485	(40)%	499%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$14,887	$24,715	$2,485	(40)%	499%
Other restructured loans still accruing	$253	$334	$289	(24)%	(12)%
Net charge-offs (recoveries) during the quarter	$(280)	$(1,187)	$(201)	76%	(39)%
Provision (credit) for loan losses during the quarter	$142	$(425)	$(291)	133%	149%
Allowance for loan losses	$27,848	$27,426	$19,658	2%	42%
Classified assets	$23,409	$30,546	$25,072	(23)%	(7)%
Allowance for loan losses to total loans	1.48%	1.44%	1.24%	3%	19%
Allowance for loan losses to total nonperforming loans	187.06%	110.97%	791.07%	69%	(76)%
Nonperforming assets to total assets	0.48%	0.77%	0.09%	(38)%	433%
Nonperforming loans to total loans	0.79%	1.30%	0.16%	(39)%	394%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	8%	10%	10%	(20)%	(20)%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	7%	10%	10%	(30)%	(30)%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$271,706	$257,200	$219,986	6%	24%
Shareholders’ equity / total assets	11.87%	11.07%	9.54%	7%	24%
Tangible common equity / tangible assets (2)	9.05%	8.31%	7.88%	9%	15%
Loan to deposit ratio	71.52%	69.19%	63.74%	3%	12%
Noninterest-bearing deposits / total deposits	38.73%	39.41%	39.86%	(2)%	(3)%
Total risk-based capital ratio	15.0%	14.4%	14.4%	4%	4%
Tier 1 risk-based capital ratio	12.0%	11.5%	11.4%	4%	5%
Common Equity Tier 1 risk-based capital ratio	12.0%	11.5%	11.4%	4%	6%
Leverage ratio	8.9%	8.6%	8.0%	3%	11%
Heritage Bank of Commerce:
Total risk-based capital ratio	14.0%	13.4%	13.2%	4%	6%
Tier 1 risk-based capital ratio	12.8%	12.2%	12.2%	5%	5%
Common Equity Tier 1 risk-based capital ratio	12.8%	12.2%	12.2%	5%	5%
Leverage ratio	9.4%	9.1%	8.5%	3%	11%

(1)	Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, unaudited)	2018	2018	2018	2018	2017
Nonaccrual loans - held-for-investment	$13,699	$23,342	$26,034	$3,637	$2,250
Restructured and loans over 90 days past due
and still accruing	1,188	1,373	511	158	235
Total nonperforming loans	14,887	24,715	26,545	3,795	2,485
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$14,887	$24,715	$26,545	$3,795	$2,485
Other restructured loans still accruing	$253	$334	$265	$241	$289
Net charge-offs (recoveries) during the quarter	$(280)	$(1,187)	$673	$25	$(201)
Provision (credit) for loan losses during the quarter	$142	$(425)	$7,198	$506	$(291)
Allowance for loan losses	$27,848	$27,426	$26,664	$20,139	$19,658
Classified assets	$23,409	$30,546	$32,264	$30,763	$25,072
Allowance for loan losses to total loans	1.48%	1.44%	1.36%	1.27%	1.24%
Allowance for loan losses to total nonperforming loans	187.06%	110.97%	100.45%	530.67%	791.07%
Nonperforming assets to total assets	0.48%	0.77%	0.85%	0.14%	0.09%
Nonperforming loans to total loans	0.79%	1.30%	1.36%	0.24%	0.16%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for loan losses	8%	10%	11%	12%	10%
Classified assets to Heritage Bank of Commerce
Tier 1capital plus allowance for loan losses	7%	10%	11%	11%	10%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$271,706	$257,200	$249,559	$219,979	$219,986
Shareholders’ equity / total assets	11.87%	11.07%	11.09%	9.73%	9.54%
Tangible common equity / tangible assets (2)	9.05%	8.31%	8.25%	8.04%	7.88%
Loan to deposit ratio	71.52%	69.19%	72.91%	65.69%	63.74%
Noninterest-bearing deposits / total deposits	38.73%	39.41%	37.34%	40.29%	39.86%
Total risk-based capital ratio	15.0%	14.4%	13.5%	14.7%	14.4%
Tier 1 risk-based capital ratio	12.0%	11.5%	10.7%	11.7%	11.4%
Common Equity Tier 1 risk-based capital ratio	12.0%	11.5%	10.7%	11.7%	11.4%
Leverage ratio	8.9%	8.6%	8.7%	8.6%	8.0%
Heritage Bank of Commerce:
Total risk-based capital ratio	14.0%	13.4%	12.5%	13.5%	13.2%
Tier 1 risk-based capital ratio	12.8%	12.2%	11.4%	12.5%	12.2%
Common Equity Tier 1 risk-based capital ratio	12.8%	12.2%	11.4%	12.5%	12.2%
Leverage ratio	9.4%	9.1%	9.3%	9.1%	8.5%

(1)  Represents shareholders’ equity minus goodwill and other intangible assets

(2)	Represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	December 31, 2018			December 31, 2017
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,873,621	$28,364	6.01%	$1,563,006	$22,234	5.64%
Securities - taxable	692,903	4,099	2.35%	694,061	3,808	2.18%
Securities - exempt from Federal tax (3)	86,597	697	3.19%	89,082	865	3.85%
Other investments and interest-bearing deposits
in other financial institutions	327,086	2,365	2.87%	397,557	1,548	1.54%
Total interest earning assets (3)	2,980,207	35,525	4.73%	2,743,706	28,455	4.11%
Cash and due from banks	40,963			35,716
Premises and equipment, net	7,201			7,470
Goodwill and other intangible assets	96,112			51,425
Other assets	83,694			86,684
Total assets	$3,208,177			$2,925,001

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,107,813			$1,002,808

Demand, interest-bearing	678,983	566	0.33%	621,830	328	0.21%
Savings and money market	802,384	878	0.43%	715,148	452	0.25%
Time deposits - under $100	21,787	22	0.40%	18,745	13	0.28%
Time deposits - $100 and over	127,911	266	0.83%	175,416	329	0.74%
CDARS - money market and time deposits	13,242	2	0.06%	16,553	2	0.05%
Total interest-bearing deposits	1,644,307	1,734	0.42%	1,547,692	1,124	0.29%
Total deposits	2,752,120	1,734	0.25%	2,550,500	1,124	0.17%

Subordinated debt, net of issuance costs	39,341	583	5.88%	39,153	583	5.91%
Short-term borrowings	142	1	2.79%	95	1	4.18%
Total interest-bearing liabilities	1,683,790	2,318	0.55%	1,586,940	1,708	0.43%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,791,603	2,318	0.33%	2,589,748	1,708	0.26%
Other liabilities	59,069			57,718
Total liabilities	2,850,672			2,647,466
Shareholders’ equity	357,505			277,535
Total liabilities and shareholders’ equity	$3,208,177			$2,925,001

Net interest income (3) / margin		33,207	4.42%		26,747	3.87%
Less tax equivalent adjustment (3)		(147)			(303)
Net interest income		$33,060			$26,444

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $53,000 for the fourth quarter of 2018, compared to $162,000 for the fourth quarter of 2017.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21% for the fourth quarter of 2018, and a 35% tax rate for the fourth quarter of 2017.

	For the Quarter Ended			For the Quarter Ended
	December 31, 2018			September 30, 2018
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,873,621	$28,364	6.01%	$1,918,791	$28,632	5.92%
Securities - taxable	692,903	4,099	2.35%	624,352	3,483	2.21%
Securities - exempt from Federal tax (3)	86,597	697	3.19%	87,410	702	3.19%
Other investments and interest-bearing deposits
in other financial institutions	327,086	2,365	2.87%	335,373	1,940	2.29%
Total interest earning assets (3)	2,980,207	35,525	4.73%	2,965,926	34,757	4.65%
Cash and due from banks	40,963			40,704
Premises and equipment, net	7,201			7,320
Goodwill and other intangible assets	96,112			96,436
Other assets	83,694			82,753
Total assets	$3,208,177			$3,193,139

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,107,813			$1,071,638

Demand, interest-bearing	678,983	566	0.33%	682,694	551	0.32%
Savings and money market	802,384	878	0.43%	823,762	761	0.37%
Time deposits - under $100	21,787	22	0.40%	23,699	23	0.39%
Time deposits - $100 and over	127,911	266	0.83%	131,262	237	0.72%
CDARS - money market and time deposits	13,242	2	0.06%	15,971	3	0.07%
Total interest-bearing deposits	1,644,307	1,734	0.42%	1,677,388	1,575	0.37%
Total deposits	2,752,120	1,734	0.25%	2,749,026	1,575	0.23%

Subordinated debt, net of issuance costs	39,341	583	5.88%	39,292	583	5.89%
Short-term borrowings	142	1	2.79%	133	1	2.98%
Total interest-bearing liabilities	1,683,790	2,318	0.55%	1,716,813	2,159	0.50%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,791,603	2,318	0.33%	2,788,451	2,159	0.31%
Other liabilities	59,069			54,717
Total liabilities	2,850,672			2,843,168
Shareholders’ equity	357,505			349,971
Total liabilities and shareholders’ equity	$3,208,177			$3,193,139

Net interest income (3) / margin		33,207	4.42%		32,598	4.36%
Less tax equivalent adjustment (3)		(147)			(147)
Net interest income		$33,060			$32,451

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(1)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $53,000 for the fourth quarter of 2018, compared to $73,000 for the third quarter of 2018.

(1)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21% for the fourth and third quarters of 2018.

	For the Year Ended			For the Year Ended
	December 31, 2018			December 31, 2017
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$1,801,015	$105,635	5.87%	$1,531,922	$86,346	5.64%
Securities - taxable	669,994	15,211	2.27%	636,160	13,724	2.16%
Securities - exempt from Federal tax (3)	87,639	2,817	3.21%	89,762	3,471	3.87%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	285,702	6,774	2.37%	318,025	4,585	1.44%
Total interest earning assets (3)	2,844,350	130,437	4.59%	2,575,869	108,126	4.20%
Cash and due from banks	38,665			33,542
Premises and equipment, net	7,298			7,553
Goodwill and other intangible assets	82,398			51,932
Other assets	82,925			86,722
Total assets	$3,055,636			$2,755,618

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,029,860			$944,275

Demand, interest-bearing	658,386	1,885	0.29%	586,778	1,208	0.21%
Savings and money market	777,749	2,701	0.35%	653,636	1,534	0.23%
Time deposits - under $100	21,375	80	0.37%	19,789	57	0.29%
Time deposits - $100 and over	130,548	830	0.64%	187,298	1,188	0.63%
CDARS - money market and time deposits	15,369	10	0.07%	13,941	4	0.03%
Total interest-bearing deposits	1,603,427	5,506	0.34%	1,461,442	3,991	0.27%
Total deposits	2,633,287	5,506	0.21%	2,405,717	3,991	0.17%

Subordinated debt, net of issuance costs	39,270	2,314	5.89%	23,266	1,394	5.99%
Short-term borrowings	106	2	1.89%	75	2	2.67%
Total interest-bearing liabilities	1,642,803	7,822	0.48%	1,484,783	5,387	0.36%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	2,672,663	7,822	0.29%	2,429,058	5,387	0.22%
Other liabilities	55,416			57,670
Total liabilities	2,728,079			2,486,728
Shareholders’ equity	327,557			268,890
Total liabilities and shareholders’ equity	$3,055,636			$2,755,618

Net interest income (3) / margin		122,615	4.31%		102,739	3.99%
Less tax equivalent adjustment (3)		(592)			(1,215)
Net interest income		$122,023			$101,524

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.

(2)

Yield amounts earned on loans include fees and costs. The accretion (amortization) of deferred loan fees (costs) into loan interest income was $375,000 for the year ended December  31, 2018, compared to $533,000 for the year ended December 31, 2017.

(3)	Reflects the fully tax equivalent adjustment for Federal tax-exempt income based on a 21% for the year ended December 31, 2018, and a 35% tax rate for the year ended December 31, 2017.